Exhibit 99.1
BROCADE CONTACTS

Investor Relations Shirley Stacy Tel: 408-333-5752 sstacy@brocade.com	Media Relations Leslie Davis Tel: 408-333-5260 lmdavis@brocade.com
BROCADE REPORTS STRONG FIRST QUARTER FISCAL YEAR 2006 RESULTS
Record First Quarter Revenues of $170.1 Million; Increase 17% Sequentially and 5%
Year-Over-Year
SAN JOSE, Calif.—February 16, 2006—Brocade Communications Systems, Inc. (Brocade®) (Nasdaq: BRCD) today reported financial results for its first quarter of fiscal year 2006 (Q1 06), which ended January 28, 2006. Net revenues for Q1 06 were a record $170.1 million. Revenues for the quarter increased 17 percent from $145.5 million reported in the fourth quarter of fiscal year 2005 (Q4 05) and increased 5 percent from $161.6 million reported in the first quarter of fiscal year 2005 (Q1 05).
Reporting on a GAAP basis, net income for Q1 06 was $12.6 million, or $0.05 per share basic and diluted. This compares to GAAP net income for Q4 05 of $1.1 million, or $0.00 per share basic and diluted, and GAAP net income for Q1 05 of $27.9 million, or $0.10 per share basic and diluted.
Non-GAAP net income for Q1 06 was $25.9 million or $0.10 per share basic and diluted, as compared to non-GAAP net income for Q4 05 of $19.0 million, or $0.07 per share basic and diluted, and non-GAAP net income for Q1 05 of $28.3 million, or $0.11 per share basic and $0.10 per share diluted. Non-GAAP net income for Q1 06 excludes net stock-based compensation expenses, amortization of deferred stock compensation expense related to prior acquisitions, costs associated with the completed internal review and ongoing SEC investigation, provision for an estimated settlement with the SEC, and associated tax effects of non-GAAP adjustments. Non-GAAP net income for Q4 05 excludes net stock-based compensation expenses (benefit), amortization of deferred stock compensation expense related to prior acquisitions, costs associated with the completed internal review and ongoing SEC investigation, a reduction of previously recorded restructuring costs, taxes and other fees in connection with the repatriation of foreign earnings, loss on investments primarily associated with the defeasance of the Company’s 2% Convertible Notes, and associated tax effects of non-GAAP adjustments. Non-GAAP net income for Q1 05 excludes a one time warranty benefit, net stock-based compensation benefit, amortization of deferred stock compensation expense related to a prior acquisition, gains related to
Brocade Communications Systems, Inc.
1745 Technology Dr. San Jose, CA 95110
T 408.487.800 F 408.487.8101
www.brocade.com

BROCADE REPORTS FIRST QUARTER FISCAL 2006 FINANCIAL RESULTS	PAGE 2
repurchases of convertible subordinated debt, costs associated with the completed internal review, and associated tax effects of non-GAAP adjustments. A reconciliation between GAAP and non-GAAP information is contained in the tables below.
During the quarter the Company began active settlement discussions with the staff of the SEC regarding its restatements related to stock option accounting. As a result of these discussions, in Q1 06, the Company booked a $5.0 million provision for an estimated settlement expense. This amount is the Company’s best estimate at this time and is subject to change as discussions with the staff of the SEC continue.
“Our first quarter results were outstanding and exceeded our expectations in our seasonally strongest quarter,” said Michael Klayko, Brocade Chief Executive Officer. “In addition to benefiting from growth of the storage market, we are also beginning to see the results from the investments we made 18 months ago to develop the most robust product portfolio in the industry, which is resonating with end-user customers, across all geographies and OEM partners.”
Certain reclassifications have been made to prior year balances in order to conform to the current year presentation.
Q1 06 Financial Highlights
•	Q1 06 cash flow from operations was $32.0 million, compared to $39.4 million in Q4 05 and $35.2 million in Q1 05.

•	Cash and investments, net of the Company’s convertible debt as of the end of Q1 06 was $510.2 million, compared to $485.5 million as of the end of Q4 05 and $429.9 million as of the end of Q1 05.

•	Day sales outstanding in accounts receivable for Q1 06 were 41 days, compared with 44 days in Q4 05 and 58 days in Q1 05.

•	For Q1 06, three customers, EMC, HP, and IBM, each accounted for 10 percent or more of total revenues and in total represented approximately 72 percent of total revenues.

•	As of January 28, 2006, the Company had 1,208 employees, compared with 1,160 employees as of October 29, 2005 and 1,038 employees as of January 29, 2005.
Q1 06 Business Highlights
Brocade’s successful transition to 4Gbit/sec SAN products contributed to its strong operating results in the quarter. The growing demand for high-speed connectivity is helping the company win business across all major industry segments – including financial services, telecommunications, automotive manufacturing, and healthcare – with many installations capitalizing on end-to-end 4Gbit/sec performance supported exclusively by Brocade.

BROCADE REPORTS FIRST QUARTER FISCAL 2006 FINANCIAL RESULTS	PAGE 3
Other business highlights during the first quarter include:
–	An expanded agreement with Nortel Networks to develop software for that company’s branch office optimization solutions, based on technology from the Brocade Tapestry WAFS products.

–	Brocade was once again positioned in the Gartner, Inc. SAN Market Leaders Quadrant. Specifically noted were Brocade’s lead with the only entry-to-enterprise family of 4Gbit/sec SAN infrastructure platforms, and the company’s strong position as a top supplier of SAN switch modules for bladed servers, with design wins for use with HP, Dell, IBM, Intel, Fujitsu-Siemens, and Hitachi Japan bladed server systems.

–	Continued growth of Brocade Connect, a technical information web portal with more than 21,000 registered users who engage with the Company and collaborate online with other users to exchange information and best practices regarding networked storage solutions.

–	Increased usage of the company’s innovative SAN Health management tool. Over 7,000 end-user customers now utilize SAN Health to better manage their SAN environments, and Brocade now delivers approximately 200 detailed SAN Health reports to customers each day.
Conference Call
Brocade will host a conference call on Thursday, February 16, 2006 at 2:00 p.m. PT (5:00 p.m. ET) to discuss its first quarter results. The call will be audio webcast live via the Internet at www.brocade.com/investors. A telephone replay of the conference call will be available approximately three hours after the conference call concludes or 6:00 p.m. PT (9:00 p.m. ET). To access the telephone replay, dial (800) 642-1687 or (706) 645-9291, passcode: 4925754. A replay of the conference call will also be available via webcast at www.brocade.com/investors for approximately twelve months.
Non-GAAP Information
The non-GAAP information provided in this press release is a supplement to, and not a substitute for, our financial results presented in accordance with GAAP. The non-GAAP results exclude certain expenses and income to provide what we believe is a more complete understanding of our underlying operational results and trends. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain gains (losses), including the gain related to repurchases of our convertible subordinated debt, loss on investments primarily associated with the defeasance of the Company’s 2% Convertible Notes, and certain costs or benefits, including a one time warranty benefit, net stock-based compensation expense (benefit), amortization of deferred stock compensation expense related to prior acquisitions, a reduction of previously recorded restructuring costs, costs associated with

BROCADE REPORTS FIRST QUARTER FISCAL 2006 FINANCIAL RESULTS	PAGE 4
the completed internal review and ongoing SEC investigation, provision for an estimated settlement with the SEC, and expenses related to repatriation of foreign earnings that we believe are not indicative of our core operating results. The associated tax effects of the non-GAAP adjustments represent a pro rata adjustment to the GAAP income tax provision. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting of future periods. Brocade management refers to these non-GAAP financial measures in making decisions regarding operational performance and to facilitate internal comparisons to historical operating results and to competitors’ operating results. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.
Cautionary Statement
This press release contains forward-looking statements, including statements regarding the Company’s financial results for the first quarter, customer demand for the Company’s products, new product and service offerings, and the Company’s overall product strategy. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties, which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, adjustments resulting from the quarter close process and review by the Company’s independent auditors of the financial results for the first quarter ended January 28, 2006; market acceptance of the Company’s new product and service offerings, including the rate of customer adoption of such products and services; the ongoing SEC and DOJ investigation and settlement discussions, which may result in further changes to the Company’s historical financial results and accounting practices; the Company’s ability to manage inventory levels and distribution channels through the product line transition; the effect of competition, including pricing pressure and new product offerings; the effect of changes in IT spending levels and the Company’s ability to anticipate future OEM and end-user product needs or to accurately forecast end-user demand; dependence on a limited number of OEM partners; and the Company’s ability to manage its business effectively in a rapidly evolving market. These and other risks are set forth in more detail in the section entitled “Risk Factors” under “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual report on Form 10-K for the year ended October 29, 2005. Brocade assumes no obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

BROCADE REPORTS FIRST QUARTER FISCAL 2006 FINANCIAL RESULTS	PAGE 5
About Brocade Communications Systems, Inc.
Brocade delivers the industry’s leading platforms and solutions for intelligently connecting, managing, and optimizing IT resources in shared storage environments. The world’s premier systems, server, and storage providers offer the Brocade SilkWorm family of fabric switches and software as the foundation for SAN solutions in organizations of all sizes. In addition, the Brocade Tapestry™ family of application infrastructure solutions extends the ability to proactively manage and optimize application and information resources across the enterprise. Using Brocade solutions, organizations are better positioned to reduce cost, manage complexity, and satisfy business compliance requirements through optimized use and management of their application infrastructures. For more information, visit the Brocade Web site at www.brocade.com or contact the company at info@brocade.com.
###
Brocade, the Brocade B weave logo, Fabric OS, Secure Fabric OS, and SilkWorm are registered trademarks and Tapestry is a trademark of Brocade Communications Systems, Inc., in the United States and/or in other countries. All other brands, products, or service names are or may be trademarks or service marks of, and are used to identify, products or services of their respective owners.

BROCADE REPORTS FIRST QUARTER FISCAL 2006 FINANCIAL RESULTS	PAGE 6
BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	January 28,	October 29,	January 29,
	2006	2005	2005

Net revenues	$170,082	$145,516	$161,578
Cost of revenues	69,381	64,949	64,406

Gross margin	100,701	80,567	97,172
Operating expenses:
Research and development	38,119	34,388	31,674
Sales and marketing	30,868	26,285	24,825
General and administrative	7,801	6,866	6,663
Internal review and SEC investigation costs	4,029	5,201	3,741
Provision for SEC settlement	5,000	—	—
Amortization of acquisition related deferred stock compensation	623	680	107
Restructuring benefit	—	(533)	—

Total operating expenses	86,440	72,887	67,010

Income from operations	14,261	7,680	30,162
Interest and other income, net	7,030	6,054	5,190
Interest expense	(1,777)	(1,997)	(2,237)
Gain on repurchases of convertible subordinated debt	—	—	150
Loss on investments, net	—	(5,178)	—

Income before provision for income taxes	19,514	6,559	33,265
Income tax provision	6,928	5,503	5,322

Net income	$12,586	$1,056	$27,943

Net income per share – Basic	$0.05	$0.00	$0.10

Net income per share – Diluted	$0.05	$0.00	$0.10

Shares used in per share calculation – Basic	269,400	269,679	266,218

Shares used in per share calculation – Diluted	272,101	270,311	271,422

BROCADE REPORTS FIRST QUARTER FISCAL 2006 FINANCIAL RESULTS	PAGE 7
BROCADE COMMUNICATIONS SYSTEMS, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME
(in thousands, except per share data)
(unaudited)

	Q1 06	Q4 05	Q1 05

Net income on a GAAP basis	$12,586	$1,056	$27,943
Adjustments:
Stock-based compensation expense (benefit) included in cost of revenues	1,754	(83)	(237)
Warranty benefit included in cost of revenues	—	—	(1,853)

Total gross margin adjustments	1,754	(83)	(2,090)
Internal review and SEC investigation costs	4,029	5,201	3,741
Provision for SEC settlement	5,000	—	—
Stock-based compensation expense (benefit) included in research and development	1,817	2	(688)
Stock-based compensation expense (benefit) included in sales and marketing	1,317	42	(221)
Stock-based compensation expense (benefit) included in general and administrative	666	18	(167)
Professional fees related to repatriation of foreign earnings included in general and administrative	—	384	—
Amortization of acquisition related deferred stock compensation	623	680	107
Restructuring benefit	—	(533)	—

Total operating expense adjustments	13,452	5,794	2,772

Total operating income adjustments	15,206	5,711	682
Gain on repurchases of convertible subordinated debt	—	—	(150)
Loss on investments	—	5,178	—
Income tax related to repatriation of foreign earnings	—	4,334	—
Income tax effect of adjustments	(1,850)	2,673	(145)

Non-GAAP net income	$25,942	$18,952	$28,330

Non-GAAP net income per share – basic	$0.10	$0.07	$0.11

Non-GAAP net income per share – diluted	$0.10	$0.07	$0.10

Shares used in non-GAAP per share calculation – basic	269,400	269,679	266,218

Shares used in non-GAAP per share calculation – diluted	272,101	270,311	271,422

The non-GAAP information provided in this press release is a supplement to, and not a substitute for, our financial results presented in accordance with GAAP. The non-GAAP results exclude certain expenses and income to provide what we believe is a more complete understanding of our underlying operational results and trends. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain gains (losses), including the gain related to repurchases of our convertible subordinated debt, loss on investments primarily associated with the defeasance of the Company’s 2% Convertible Notes, and certain costs or benefits, including a one time warranty benefit, net stock-based compensation expense (benefit), amortization of deferred stock compensation expense related to prior acquisitions, a reduction of previously recorded restructuring costs, costs associated with the completed internal review and ongoing SEC investigation, provision for an estimated settlement with the SEC, and expenses related to repatriation of foreign earnings that we believe are not indicative of our core operating results. The associated tax effects of the non-GAAP adjustments represent a pro rata adjustment to the GAAP income tax provision. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting of future periods. Brocade management refers to these non-GAAP financial measures in making decisions regarding operational performance and to facilitate internal comparisons to historical operating results and to competitors’ operating results. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

BROCADE REPORTS FIRST QUARTER FISCAL 2006 FINANCIAL RESULTS	PAGE 8
BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	January 28,	October 29,
	2006	2005
Assets

Current assets:
Cash and cash equivalents	$187,872	$182,001
Short-term investments	262,465	209,865

Total cash, cash equivalents, and short-term investments	450,337	391,866
Restricted short-term investments	277,040	277,230
Accounts receivable, net	76,168	70,104
Inventories	8,164	11,030
Prepaid expenses and other current assets	21,458	19,908

Total current assets	833,167	770,138

Long-term investments	61,740	95,306
Property and equipment, net	106,814	108,118
Other assets	11,955	8,168

Total assets	$1,013,676	$981,730

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$28,040	$23,778
Accrued employee compensation	36,879	37,762
Deferred revenue	50,964	45,488
Current liabilities associated with lease losses	4,470	4,659
Other accrued liabilities	70,766	69,832
Convertible subordinated debt	278,883	278,883

Total current liabilities	470,002	460,402

Non-current liabilities associated with lease losses	11,442	12,481

Stockholders’ equity Common stock	862,981	855,833
Deferred stock compensation	—	(3,180)
Accumulated other comprehensive income (loss)	(3,503)	(3,974)
Accumulated deficit	(327,246)	(339,832)

Total stockholders’ equity	532,232	508,847

Total liabilities and stockholders’ equity	$1,013,676	$981,730

BROCADE REPORTS FIRST QUARTER FISCAL 2006 FINANCIAL RESULTS	PAGE 9
BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW
(in thousands)
(unaudited)

	Quarter Ended
	January 28,	January 29,
	2006	2005

Cash flows from operating activities:
Net income	$12,586	$27,943
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,403	12,904
Loss on disposal of property and equipment	41	161
Amortization of debt issuance costs	405	398
Gain on repurchase of convertible subordinated debt	—	(150)
Non-cash compensation expense (benefit)	6,938	(935)
Provision for doubtful accounts receivable and sales returns	598	1,243
Provision for SEC settlement	5,000	—
Changes in operating assets and liabilities:
Accounts receivable	(6,662)	(9,312)
Inventories	2,866	(1,336)
Prepaid expenses and other assets	(2,462)	2,766
Accounts payable	4,262	(1,071)
Accrued employee compensation	(883)	(6,873)
Deferred revenue	5,476	5,737
Other accrued liabilities and long-term debt	(4,317)	5,095
Liabilities associated with lease losses	(1,217)	(1,402)

Net cash provided by operating activities	32,034	35,168

Cash flows from investing activities:
Purchases of property and equipment	(8,174)	(5,827)
Purchases of short-term investments	(60,835)	(16,283)
Proceeds from maturities and sale of short-term investments	52,649	195,452
Purchases of long-term investments	(11,068)	(70,125)
Proceeds from maturities and sale of long-term investments	—	7,500
Purchases of restricted short-term investments	(50)	—
Proceeds from the maturities of restricted short-term investments	1,208	—
Purchases of non-marketable minority equity investments	(3,750)	(500)

Net cash provided by (used in) investing activities	(30,020)	110,217

Cash flows from financing activities:
Purchases of convertible subordinated debt	—	(3,983)
Proceeds from issuance of common stock, net	3,863	21,352

Net cash provided by financing activities	3,863	17,369

Effect of exchange rate fluctuations on cash and cash equivalents	(6)	180

Net increase in cash and cash equivalents	5,871	162,934
Cash and cash equivalents, beginning of period	182,001	79,375

Cash and cash equivalents, end of period	$187,872	$242,309